                                                                   EXHIBIT 10.26

                           NON-COMPETITION AGREEMENT
                           -------------------------


          THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into this 12th day of August, 1998, by and among CitySearch, Inc., a Delaware corporation (the "Company"), Ticketmaster Corporation, an Illinois corporation ("Ticketmaster"), Ticketmaster Multimedia Holdings, Inc., a Delaware corporation ("TMOL"), and Thomas Layton ("Executive"), with reference to the following facts:

     A. TMOL and CitySearch are agreeing to combining their businesses pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of the date hereof.

     B.   Executive is the President and a stockholder of the Company.

     C. It is a condition to Ticketmaster's and TMOL's willingness to agree to proceed with the business combination that TMOL and Executive enter into this Agreement.

     D. It is a condition to Executive's willingness to enter into this Agreement that Ticketmaster agree to be bound by the terms hereof.

          NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. COVENANT NOT TO COMPETE: For the period from and including the date of this Agreement to the date that is two years and six months from the date of this Agreement, Executive will not, without prior written consent of TMOL and the Company, directly engage in or assist any activity that is the same as or that materially competes with the Business (other than on behalf of the Company, TMOL or any of their respective affiliates) including, without limitation, whether such engagement or assistance is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation or other entity), guarantor, consultant, advisor, agent, sales representative or other participant, anywhere in the world; provided that if such activity of Executive is with Digital City, Inc. or the Sidewalk division of Microsoft Corporation, such period shall extend to the date three years and sixth months from the date of this Agreement (such two and one-half or three and one-half year periods, as applicable, being referred to herein as the "Term"). The "Business" shall mean (i) the production and delivery of local city guides on the World Wide Web (or its equivalent) providing arts and entertainment, food and drink, or yellow pages business information and (ii) sale of tickets to live events through any distributed channels. As consideration for this Agreement,

               Ticketmaster shall pay to Executive in cash (the "Payment") the sum of $ 250,000 immediately upon the signing of this Agreement; provided, that, in the event that the Merger Agreement is
               --------------
               terminated prior to the Effective Time (as such term is defined in the Merger Agreement), Executive shall, as soon as reasonably practicable, repay to Ticketmaster that portion of the Payment actually received by Executive (i.e., less any withholding taxes or other amounts deducted or withheld). Executive acknowledges and agrees that the Payment constitutes adequate independent consideration for Executive's obligations hereunder.

          2. SOLICITATION OF EMPLOYEES: For a period of one year following the date of termination of Executive's employment with the Company for any reason, Executive shall not directly or indirectly solicit or attempt to solicit any senior employee of the Company, or TMOL, or any of their respective subsidiaries to leave the employ of the Company or TMOL or to cease providing or otherwise alter the services then provided to the Company, TMOL or any of their respective subsidiaries or affiliates in connection with the operation of any business (whether or not the same as or similar to the Business).

          3. NON-SOLICITATION OF CUSTOMERS: For a period of one year following the date of termination of Executive's employment with the Company for any reason, Executive shall not, directly or indirectly, on his own behalf or otherwise, solicit any customers, advertisers, or other clients of the Company or TMOL or any of their respective subsidiaries or affiliates or encourage any such customers, advertisers, or clients to use the facilities or services of any competitor of the Company, TMOL or any of their respective subsidiaries.

          4. EQUITABLE RELIEF: Executive acknowledges that the covenants contained in Paragraphs 1, 2 and 3, hereof are reasonable and necessary to protect the legitimate interests of TMOL and the Company, that in the absence of such covenants, TMOL would not have agreed to proceed with the Merger, that any breach or threatened breach of such covenants will result in irreparable injury to TMOL, and the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that each or either of TMOL or the Company, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from any breach or threatened breach of such covenants.

          5. COMPLETE AGREEMENT; MODIFICATIONS: Except as specifically provided herein, this Agreement and any documentation referred to herein constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises, and understandings, whether oral or written with respect to the subject matter hereof. This Agreement may be executed in counterparts and may not be amended, altered, or modified except by a writing signed by the parties; provided that this Agreement may be terminated at the Executive's discretion if the Payment is not made within two days following the execution of the Merger Agreement.

          6. GOVERNING LAW; JURISDICTION: All questions with respect to this Agreement and the rights and liabilities of the parties will be governed by the laws of the State of Delaware. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in Delaware, or, if not maintainable therein, then in an appropriate Delaware State Court. The parties hereto acknowledge that such courts, as applicable, have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in any such court.

          7. SEVERABILITY: The validity, legality, or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement is held invalid, illegal, or unenforceable in any respect. Further, if the period of time, the extent of the geographic area, or the scope of proscribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area or scope of proscribed activities (not to exceed the maximum period of time or scope set forth herein) as may be valid under the applicable law, and each of the parties hereto shall request any court considering the enforceability of this Agreement to construe and/or reform it so as to render it enforceable to the maximum extent as provided above.


TICKETMASTER                         TMOL



By:/s/ Eugene L. Cobuzzi             By:/s/ Eugene L. Cobuzzi
   ---------------------------          -------------------------------
   Name:Eugene L. Cobuzzi                  Name:Eugene L. Cobuzzi
   Title:C.O.O.                            Title:




COMPANY                              EXECUTIVE




By:/s/ Douglas McPherson             /s/ Thomas Layton
   ---------------------------       ----------------------------------
   Name: Douglas McPherson
   Title:Chief Legal Officer




                     * * * NON-COMPETITION AGREEMENT * * *